Exhibit10.1

Confidential Treatment Requested as to certain information contained in this Exhibit and filed separately with the Securities and Exchange Commission.

SECOND AMENDMENT TO SIXTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

SECOND AMENDMENT TO SIXTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Second Amendment”) dated as of October 29, 2014 by and among DESTINATION XL GROUP, INC. (f/k/a Casual Male Retail Group, Inc.), a Delaware corporation, as a Borrower and as Borrowers’ Representative for the other Borrowers now or hereafter party to the Loan Agreement, CMRG APPAREL, LLC, a Delaware limited liability company, as a Borrower, the Guarantors party hereto, the Revolving Credit Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers’ Representative, the Borrowers, certain of the Revolving Credit Lenders, the Administrative Agent and the Collateral Agent, among others, have entered into a certain Sixth Amended and Restated Loan and Security Agreement, dated as of November 10, 2010, as amended by a First Amendment To Sixth Amended And Restated Loan and Security Agreement, First Amendment To Amended And Restated Guaranty, First Amendment To Amended and Restated Security Agreement, and Termination Agreement dated as of June 26, 2013 (as further amended, restated, supplemented or otherwise modified from time to time, in accordance with the terms thereof and the Intercreditor Agreement, the “Loan Agreement”); and

WHEREAS, the parties to the Loan Agreement desire to modify certain provisions of the Loan Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.

Incorporation of Terms and Conditions of Loan Agreement.   Except as amended hereby, all of the terms and conditions of the Loan Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference.  Except as amended hereby, all capitalized terms used (including in the preamble hereto) but not otherwise defined herein shall have the same meaning as in the Loan Agreement, as applicable.

2.

Representations and Warranties.  Each Loan Party hereby represents and warrants that, as of the Second Amendment Effective Date, (i) no Default or Event of Default exists under the Loan Agreement or under any other Loan Document and (ii) all representations and warranties contained in the Loan Agreement and in the other Loan Documents, each as amended hereby, are true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “material adverse effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects.

3.

Ratification of Loan Documents, Guaranties and Security Interests; Termination of Inventory Purchase Agreement.  The Loan Agreement, as hereby amended, and all other Loan Documents, are hereby ratified, confirmed and re-affirmed in all respects and shall continue in full force and effect.  Each Guarantor hereby acknowledges, confirms and agrees that its Liabilities as a Guarantor under, and as defined in, the applicable Guarantor Agreements to which it is a party include, without limitation, all Liabilities of the Loan Parties at any time and from time to time outstanding under the Loan Agreement and the other Loan Documents, each as amended hereby.  The Loan Parties hereby acknowledge, confirm and agree that the Loan Documents and any and all Collateral pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents as amended hereby shall continue to secure all applicable Liabilities of the Loan Parties at any time and from time to time outstanding under the Loan Agreement (as amended hereby) and the other Loan Documents.  Notwithstanding anything herein to the contrary, the parties hereto hereby agree that from and after the Second Amendment Effective Date, the Inventory Purchase Agreement shall be terminated and be of no further force or effect.

4.	Amendments to Loan Agreement. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 5 hereof:
a.	Article 1 of the Loan Agreement is hereby amended as follows:
i.

by amending the definition of “Accelerated Borrowing Base Delivery Event” by deleting each reference to “fifteen percent (15%) of the Loan Cap” in such definition and substituting the phrase “twenty percent (20%) of the Loan Cap (calculated without giving effect to the Term Loan Reserve)” in its stead.

ii.	by amending the definition of “Availability Reserves” by adding the following new clause (vi):

(vi)the Term Loan Reserve.

iii.

by amending the definition of “Cash Dominion Event” by deleting each reference to “twelve and one-half percent (12.5%) of the Loan Cap” in such definition and substituting the phrase “twelve and one-half percent (12.5%) of the Loan Cap (calculated without giving effect to the Term Loan Reserve)” in its stead.

iv.

by amending the definition of “Covenant Compliance Event” by deleting each reference to “ten percent (10%) of the Loan Cap” in such definition and substituting the phrase “ten percent (10%) of the Loan Cap (calculated without giving effect to the Term Loan Reserve)” in its stead.

v.

by amending the definition of “Credit Card Receivable” by deleting the words “Each Account” at the beginning of such definition and substituting the words “Each “payment intangible” (as defined in the UCC)” in their stead.

vi.	By amending the definition of “Eligible Credit Card Receivables” as follows:
a)	by deleting the following language:

Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, an Account shall indicate no Person other than a Loan Party as payee or remittance party.  In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable.

and substituting the following in its stead:

Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, a Credit Card Receivable shall indicate no Person other than a Loan Party as payee or remittance party.  In determining the amount to be so included, the face amount of a Credit Card Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Credit Card Receivable but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable.

b)	by deleting clause (a) of such definition in its entirety and substituting the following in its stead:

(a)Credit Card Receivables which do not constitute a “payment intangible” (as defined in the UCC);

c)	by adding the following language in the parenthetical at the end of clause (c) of such definition:

and Encumbrances granted to the Term Agent to secure obligations under the Term Loan Agreement.

d)	by deleting clause (e) of such definition in its entirety and substituting the following in its stead:

(e)Credit Card Receivables as to which the processor has the right under certain circumstances to require a Loan Party to repurchase the Credit Card Receivables from such credit card processor;

vii.	by deleting the definition of “Executive Order” in its entirety.
viii.	by deleting the definition of “Fee Letter” in its entirety and substituting the following in its stead:

“Fee Letter” means, initially, the letter dated as of September 28, 2010 between Borrowers’ Representative and the Administrative Agent, as such letter may from time to time be amended, restated, supplemented or otherwise modified and, from and after the Second Amendment Effective Date, the letter dated October 29, 2014 among the Borrowers’ Representative, Bank of America, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as such letter may from time to time be amended, restated, supplemented or otherwise modified.

ix.	by deleting the definition of “Foreign Assets Control Regulations” in its entirety.
x.	by deleting the definition of “Inventory Purchase Agreement” in its entirety.

xi.	by deleting the definitions of “Libor Offer Rate” in its entirety and substituting the following in its stead:

“Libor Offer Rate” means (a) for any Interest Period with respect to a Libor Loan, the rate per annum equal to the London interbank offered rate administered by ICE Benchmark Administration Limited (“ICE LIBOR”), as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if such ICE LIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  If such rate is not available at such time for any reason, then the “Libor Offer Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Libor Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b)for any interest calculation with respect to a Base Margin Loan on any date, the rate per annum equal to (i) ICE LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Margin Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

xii.	by amending the definition of “Loan Documents” by adding the phrase “the Intercreditor Agreement,” in the first line thereof immediately after the phrase “This Agreement,”.
xiii.	by deleting the definition of “Maturity Date” in its entirety and substituting the following in its stead:

“Maturity Date”: October 29, 2019.

xiv.

by amending the definition of “Payment Conditions” by deleting the reference to “twenty five percent (25%) of the Loan Cap” in clause (c) of such definition and substituting the phrase “twenty five percent (25%) of the Loan Cap (calculated without giving effect to the Term Loan Reserve)” in its stead.

xv.	by adding the following new clause (d) to the definition of “Permitted Encumbrances”:

(d)Encumbrances on the Collateral and on the Equipment of the Loan Parties in favor of the Term Agent to secure obligations under the Term Loan Agreement, which Encumbrances, to the extent held by both the Term Lender and the Collateral Agent, shall be subject to the terms of the Intercreditor Agreement.

xvi.	by adding the following new clause (i) to the definition of “Permitted Indebtedness”:

(i)Indebtedness under the Term Loan Agreement in a principal amount not to exceed $15,000,000 minus any principal repayments made on account thereof, plus “Protective Advances” (as defined in the Term Loan Agreement) up to the amount permitted under the Intercreditor Agreement;

xvii.	by deleting the last sentence of the definition of “Revolving Credit Commitments” in its entirety and substituting the following in its stead:

The aggregate Revolving Credit Dollar Commitments as of the Second Amendment Effective Date is $125,000,000.

xviii.	by deleting the definition of “Trading with the Enemy Act” in its entirety.
xix.	by adding the following new definitions in appropriate alphabetical order:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Collateral Access Agreement”: An agreement reasonably satisfactory in form and substance to the Administrative Agent executed by (a) a bailee or other Person in possession of Collateral, and (b) any landlord of real estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Agent’s Collateral Interest in the Collateral, (ii) releases or subordinates such Person’s Encumbrances in the Collateral held by such Person or located on such real estate, (iii) provides the Administrative Agent with access to the Collateral held by such bailee or other Person or located in or on such real estate, (iv) as to any landlord, provides the Administrative Agent with a reasonable time to sell and dispose of the Collateral from such real estate, and (v) makes such other agreements with the Administrative Agent as the Administrative Agent may reasonably require.

“Customs Broker/Carrier Agreement”: An agreement in form and substance satisfactory to the Administrative Agent among a Borrower, a customs broker, freight forwarder, consolidator or carrier, and the Administrative Agent, in which the customs broker, freight forwarder, consolidator or carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Agent and agrees, upon notice from the Administrative Agent, to hold and dispose of the subject Inventory solely as directed by the Administrative Agent.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of October 29, 2014, by and between the Administrative Agent, and the Term Agent, as amended, restated, amended and restated, modified, replaced, or supplemented  from time to time.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Second Amendment Effective Date”: October 29, 2014.

“Term Agent” means Wells Fargo Bank, National Association, in its capacity as agent under the Term Loan Agreement.

“Term Facility Borrowing Base” means the “Borrowing Base” (as defined in the Term Loan Agreement and as reflected on the Borrowing Base Certificates delivered by the Borrowers’ Representative to the Administrative Agent from time to time as required in this Agreement; provided that if the Borrower’s Representative shall fail to deliver such Borrowing Base Certificate when required hereunder, the Term Agent may deliver the most recent Borrowing Base Certificate it has received from the Borrowers under the Term Loan Agreement or, in good faith, calculate the Term Facility Borrowing Base and certify to the Administrative Agent in writing of its determination of the Term Loan Reserve, if any. The Administrative Agent shall be entitled to conclusively rely on any such Borrowing Base Certificate delivered by the Term Agent or certification by the Term Agent and establish a Term Loan Reserve in the amount so certified, without further inquiry and without any independent investigation, and shall have no liability to any of the Loan Parties with respect thereto).

“Term Loan” means the term loan in the original principal amount of $15,000,000 made to the Borrowers under the Term Loan Agreement, plus Protective Advances (as defined in the Term Loan Agreement) up to the amount permitted under the Intercreditor Agreement.

“Term Loan Agreement” means that certain Term Loan Agreement dated as of October 29, 2014 among the Borrowers, the lenders party thereto and the Term Agent, as amended, restated, amended and restated, modified, replaced, or supplemented from time to time in accordance with the terms thereof and the Intercreditor Agreement.

“Term Loan Reserve” means as of any date of calculation of the Borrowing Base, an Availability Reserve in an amount equal to the excess, if any, of the aggregate principal outstanding amount of the Term Loan over the then current amount of the Term Facility Borrowing Base.

“Term Priority Collateral” means all Equipment of the Loan Parties (other than Equipment leased by the Administrative Agent or any of its Affiliates).

b.	Section 2.13 is hereby deleted in its entirety and the following substituted in its stead:

2.13Arrangement Fee.  In consideration of the Arranger having arranged the Second Amendment to the Revolving Credit Facility for the Borrowers, as of the Second Amendment Effective Date there has been earned by the Arranger and the Borrowers shall pay the “Arrangement Fee” to the Arranger in the amount and payable as provided in the Fee Letter.

c.	Section 2.14 is hereby deleted in its entirety and the following substituted in its stead:

2.14Upfront Fees: In consideration of the execution of the Second Amendment to this Agreement, as of the Second Amendment Effective Date, there has been earned by the Revolving Credit Lenders, and the Borrowers shall pay, the “Upfront Fees” (so referred to herein) to the Administrative Agent on behalf of the Revolving Credit Lenders in an amount equal to 0.125% of each Revolving Credit Lender’s Revolving Credit Dollar Commitment as of the Effective Date.

d.	Section 4.27 of the Loan Agreement is hereby amended by adding new clauses (g) and (h) thereto as follows:

(g) Each Loan Party shall, upon the request of the Administrative Agent, use commercially reasonable efforts to cause each of its customs brokers, freight forwarders, consolidators and/or carriers to deliver an agreement (including, without limitation, a Customs Broker/Carrier Agreement) to the Administrative Agent covering such matters and in such form as the Administrative Agent may reasonably require within forty-five (45) days of such request (provided, the Administrative Agent may establish Reserves due to the failure to deliver such agreements).

(h) Each Loan Party shall, upon the request of the Administrative Agent, use commercially reasonable efforts to cause any of its landlords to deliver a Collateral Access Agreement to the Administrative Agent in such form as the Agent may reasonably require within forty-five (45) days of such request (provided, the Administrative Agent may establish Reserves due to the failure to deliver such agreements).

e.	Section 4.31 of the Loan Agreement is hereby amended by deleting it in its entirety and substituting the phrase “[Reserved.]” in its stead.
f.	Section 4.34 of the Loan Agreement is hereby amended and restated in its entirety as follows:

4.34.  Anti-Corruption Laws and Sanctions.

(a)  The Loan Parties shall implement and maintain policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Loan Parties, their Subsidiaries and their respective officers and employees and to the knowledge of the Borrowers, their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person.  None of (a) any Loan Party, any Subsidiary or, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrowers, any agent of any Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.   No Loan, credit extension or L/C, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

(b)  The Loan Parties will maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(c)  The Borrowers will not request any Loan or L/C, and the Borrowers shall not use, and shall procure that their Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or L/C (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C)  in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

g.	Section 5.6 of the Loan Agreement is hereby amended by adding a new clause (c) thereto as follows:

(c) An update to Exhibit 4.5 hereto reflecting new Store openings and which Stores have been closed during such quarter.

h.	Section 5.8 of the Loan Agreement is hereby amended by adding a new clause (c) thereto as follows:

(c) Calculate the Consolidated Fixed Charge Coverage Ratio (whether or not a Covenant Compliance Event has occurred and is continuing).

i.	Section 5.10(a) of the Loan Agreement is hereby amended by adding a new sentence at the end thereof as follows:

Without limitation to the foregoing, the Borrower’s representative shall, concurrently with delivery of each Borrowing Base Certificate required by Section 5.4 hereof, furnish the Administrative Agent with a summary, as of the date of such Borrowing Base Certificate, of all Banking Services Obligations due or to become due by any Loan Party to any Agent, Revolving Credit Lender, or any of their respective Affiliates.

j.	Section 7.4 of the Loan Agreement is hereby amended as follows:

(i) by adding the words “(other than Term Priority Collateral)” at the end of clause (a) and before subclause (i) thereof.

(ii) by adding the words “or any amounts representing proceeds of Term Priority Collateral deposited in a segregated DDA in favor of the Term Agent in which DDA no other funds shall be deposited” in the parenthetical at the end of clause (b)(i) thereof .

k.	Section 10.12 of the Loan Agreement is hereby amended by adding the following new clause thereto:

(c)the intercreditor provisions set forth in the Intercreditor Agreement shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of the Term Loan, or (iii) the Borrowers’ Representative or any other Loan Party shall, directly or indirectly, disavow or contest in writing in any manner the effectiveness, validity or enforceability of any of the intercreditor provisions.

l.	Section 10.19 of the Loan Agreement is hereby amended by deleting the reference to “February 2, 2013” therein and substituting “February 1, 2014” in its stead.

m.

Section 14.5 of the Loan Agreement is hereby amended by adding the phrase “and each summary of Banking Services Obligations delivered by the Borrowers’ Representative pursuant to Section 5.10(a) hereof” in the third line thereof immediately after the phrase “pursuant to Article 5”.

n.	Article XIV of the Loan Agreement is hereby amended by adding a new section 14.11 at the end thereof as follows:

14.11.  Banking Services Exposure.  Each Revolving Credit Lender agrees to furnish the Administrative Agent (at such frequency as the Agent may reasonably request) with a summary of all Banking Services Obligations due or to become due to such Revolving Credit Lender or any of its Affiliates. In connection with any distributions to be made hereunder and with the establishment of the Banking Services Reserve, the Administrative Agent shall be entitled to assume that no amounts are due to any Revolving Credit Lender or any of its Affiliates on account of Banking Services Obligations unless the Administrative Agent has received written notice thereof from such Revolving Credit Lender or any Loan Party.

o.	Section 15.3 of the Loan Agreement is hereby amended by adding a new clause (m) at the end thereof as follows:

(m) amend or modify the provisions of the Intercreditor Agreement without Unanimous Consent;

p.

Section 17.1 of the Loan Agreement is hereby amended by deleting (a) Kevin J Simard, Esquire and replacing it with David S. Berman, Esquire, and (b) Dennis Hernreich and replacing it with Peter H. Stratton, Jr.

q.	The following new section is added to Article 19 of the Loan Agreement:

19.25Intercreditor Agreement

Each of the Loan Parties acknowledge that the exercise of certain of the Administrative Agent’s rights and remedies hereunder and under the other Loan Documents may be subject to, and restricted by, the provisions of the Intercreditor Agreement.  Nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties, the Administrative Agent, and the Revolving Credit Lenders shall remain in full force and effect.

r.	EXHIBITS 1.1(a), 2.23, and 5.8 of the Loan Agreement are hereby amended and restated in their entirety as of the Second Amendment Effective Date as set forth in Annex A hereto.
5.

Conditions to Effectiveness.  This Second Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of, or waived by, the Administrative Agent and the Revolving Credit Lenders:

a.

This Second Amendment shall have been duly executed and delivered by the Borrowers, the Borrowers’ Representative, the Guarantors, and the Revolving Credit Lenders.  The Administrative Agent shall have received a fully executed original or .pdf copy hereof.

b.

Each Revolving Credit Lender that so requests shall have a received a Revolving Credit Note duly executed and delivered by each Borrower in the full amount of such Revolving Credit Lender’s Revolving Credit Dollar Commitment as of the date hereof.

c.	All action on the part of each Loan Party necessary for the valid execution, delivery and performance by such Loan Party of this Amendment shall have been duly and effectively taken.

d.

Prior to or substantially simultaneously with the effectiveness of this Second Amendment, the Borrowers shall have received at least $15,000,000 in gross cash proceeds from borrowings under the Term Loan and the Term Loan Agreement shall be in full force and effect.

e.	The Intercreditor Agreement shall have been duly executed and delivered by each party thereto, and shall be in full force and effect.
f.

All fees payable under the Fee Letter and all Upfront Fees payable to the Revolving Credit Lenders under Section 2.14, as modified by this Second Amendment, and all out-of-pocket expenses of the Agents, including attorneys’ fees, shall have been paid in full on the Second Amendment Effective Date.

g.

There shall not have occurred a material adverse change (x) in the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrowers’ Representative and its subsidiaries, taken as a whole, since February 1, 2014, or (y) in the facts and information regarding such entities as represented by such entities to date.

h.	After giving effect to this Second Amendment, no Default or Event of Default shall have occurred and be continuing.
i.	The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, all such opinions of counsel or certifications as it may reasonably request.
6.	Loan Document. This Second Amendment shall constitute a Loan Document for all purposes.
7.

Binding Effect.  The terms and provisions hereof shall be binding upon the parties hereto and their successors and assigns and shall inure to the benefit of each Agent and each Revolving Credit Lender and their respective successors and assigns.

8.

Multiple Counterparts.   This Second Amendment may be executed in multiple counterparts, each of which shall constitute an original and which together shall constitute but one and the same instrument.  The delivery of an executed counterpart of a signature page of this Second Amendment by telecopier or other electronic transmission shall be as effective as delivery of a manually executed counterpart.

9.

Severability.  Any determination that any provision of this Second Amendment or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Second Amendment.

10.	Headings. The headings at various places in this Second Amendment are intended for convenience only and shall not affect the interpretation of this Second Amendment.
11.	Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written and is intended to take effect as a sealed instrument.

BORROWERS:

DESTINATION XL GROUP, INC. (f/k/a Casual Male Retail Group, Inc.), as a Borrower

By	/s/ David A. Levin
Name:	David A. Levin
Title:	President and Chief Executive Officer

CMRG APPAREL, LLC, as a Borrower

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

BORROWERS’ REPRESENTATIVE:

DESTINATION XL GROUP, INC. (f/k/a Casual Male Retail Group, Inc.), as Borrowers’ Representative

By	/s/ David A. Levin
Name:	David A. Levin
Title:	President and Chief Executive Officer

[Signature Page to Second Amendment]

GUARANTORS:

CASUAL MALE CANADA INC.

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CAPTURE, LLC

By:	Casual Male Store, LLC, its sole Member

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CASUAL MALE STORE, LLC

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CASUAL MALE RETAIL STORE, LLC

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CASUAL MALE DIRECT, LLC

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Second Amendment]

CASUAL MALE RBT, LLC

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CASUAL MALE RBT (U.K.) LLC

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CANTON PL LIQUIDATING CORP.

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

THINK BIG PRODUCTS LLC

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CMXL APPAREL, LP

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CMRG HOLDCO, LLC

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Second Amendment]

CMRG APPAREL MANAGEMENT,
INC.

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CASUAL MALE (EUROPE) LLC

By:	/s/ Peter H. Stratton, Jr.
Name:	Peter H. Stratton, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Second Amendment]

AGENTS:

bank of america, n.a., as Administrative Agent, as Collateral Agent, and as a Revolving Credit Lender

By:	/s/ David Vega
Name:	David Vega
Title:	Managing Director

[Signature Page to Second Amendment]

REVOLVING CREDIT LENDERS:

JPMORGAN CHASE BANK, N.A., as a Revolving Credit Lender

By:	/s/Nisha Gupta
Name:	Nisha Gupta
Title:	Authorized Officer

[Signature Page to Second Amendment]

WELLS FARGO Bank, NATIONAL ASSOCIATON, as a Revolving Credit Lender

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Director

[Signature Page to Second Amendment]

ANNEX A

Exhibit1.1(a)

OPERATING LEASES

RICOH

Equipment currently under Lease with Commencement Date of 02/01/10:
1-Ricoh MPC4000 Color Copier
1-Ricoh MPC3300 Color Copier
6-Ricoh MC5000 B&W Copiers
3-Ricoh MP6000 B&W Copiers
2-Ricoh MP3350 B&W Copiers

Lease Commencement Date	Lease	Monthly Payment	Lease Expiration Date	Total Lease
1/7/2010	60 months	***	1/6/2015	***
2/1/2010	60 months	***	1/31/2015	***
7/1/2012	60 months	***	7/1/2017	***

Equipment under Lease commencing approximately 11/01/10:
1 -Ricoh MP6002 SP copier
2- Ricoh MP5002 SP copiers
2 -Ricoh MP3353 SP copiers
1 - Ricoh Aficio MP8001 SP copier
5 - Ricoh MP4002 SP copiers
2- Richoh MPC3003 copiers
1-Ricoh C5100S copier

Lease Commencement Date (1)		Term of Lease		Monthly Payment	Lease Expiration Date	Total Lease
10/1/2014		62 months (2)		***	12/1/2019	***

(1) Commencement Date is approximate. Lease commences as of the equipment delivery date.
(2) First 2 months payment $0; Months 3 – 62 = *** / month.

IBM CREDIT LLC

Equipment under Contract commencing approximately 02/01/2015:

1 – 9992-003 IBM PureData System for analytics N2002-005

Commencement Date		Monthly Payment	Total
2/1/2015	9 months	***	***

Equipment is owned after term ends.

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Annex A

Exhibit 2.23

Revolving Credit Lenders’ Commitments	Revolving Credit Lender Revolving Credit Dollar Commitment	Revolving Credit Percentage Commitment
Bank of America, N.A.	$55,000,000	44.000000000%
JPMorgan Chase Bank, N.A.	$35,000,000	28.000000000%
Wells Fargo Bank, National Association	$35,000,000	28.000000000%
Total	$125,000,000	100%

Annex A

Exhibit 5.8

EXHIBIT 5.8 to Loan and Security Agreement

Form of Compliance Certificate

[Company Letterhead]

_______________________, 20__

Bank of America, N.A., as Administrative Agent

100 Federal Street, 9th Floor

Boston, MA 02110

Attention: Christopher Santos, Retail Analyst

RE: DESTINATION XL GROUP, INC.

(the “Borrower’s Representative”)

Financial Statement For: The [month][quarter][year] ended __________________, 20__.

Dear Chris:

This Certificate accompanies the above described financial statement (the “Financial Statement”) furnished to you by the Borrower’s Representative and is delivered in accordance with Article 5 of the Loan and Security Agreement dated November 10, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) between, among others, the Borrower’s Representative, the Borrowers, and you. Terms used herein which are defined in the Loan Agreement are used as so defined.

The undersigned have each reviewed the Financial Statement, the Loan Agreement, and each of the other Loan Documents, and has made such inquiry as the undersigned deem appropriate. Following such review, the undersigned CERTIFIES as follows:

(a) Financial Statement. The Financial Statement was prepared in accordance with GAAP consistently applied and present fairly the consolidated financial condition of the Loan Parties at the close of, and the results of the Loan Parties’ operations and cash flows for, the period(s) covered by the Financial Statement, subject however (unless this Certificate accompanies the annual Financial Statement) to usual year end adjustment.

(b) Defaults. Except as set forth below, no Default has occurred or is continuing. If a Default has occurred, the following describes the nature of the Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.

Describe Default(s) and steps taken (Note, if no Default has occurred, insert “Not Applicable”):

(c) Notices. No event, immediate notice of which is to be provided by the Borrower’s Representative in accordance with Section 5.3 of the Loan Agreement, has occurred, other than those events, written notice of which has previously been provided and those events (if any) described below:

Describe Section 5-3 events (Note, if no such event has occurred, insert “Not Applicable”):

(d) Consolidated Fixed Charge Coverage Ratio. The reasonably detailed calculations with respect to the Consolidated Fixed Charge Coverage Ratio for the Fiscal Month ending ______________ are attached hereto as Appendix I.

Annex A

(e) [Store Openings/Store Closings. A list of Stores that were opened and/or closed, including, without limitation, the name and address of each such Store and date of the opening or closing, since the Fiscal Quarter ending on __________, is attached hereto as Appendix II. Exhibit 4.5 of the Loan Agreement is deemed updated to reflect the information set forth in such Appendix II.

(Note, if no Store openings or closings have occurred, insert “Not Applicable”.)]1

Destination XL Group, Inc.

By:	Peter H. Stratton, Jr.
Senior Vice President and CFO

1 NTD: to be used only if accompanying quarterly financial statements

Annex A

Appendix I to Compliance Certificate

The following is a calculation of Consolidated Fixed Charge Coverage Ratio for the Fiscal Month ending on ___________________:

Annex A

Appendix II to Compliance Certificate

The following Stores were opened since __________ (the date of the last similar certification):

Name	Address	Date

The following Stores were closed since __________ (the date of the last similar certification):

Name	Address	Date

Annex A